Exhibit 99.1
GE Healthcare to Acquire BK Medical, Expanding Ultrasound Portfolio into Surgical Visualization
•Complementary acquisition supports GE Healthcare’s $3 billion Ultrasound business’ expansion from diagnostics into surgical and therapeutic interventions
•Creates compelling customer offering and accelerates GE Healthcare’s growth in precision health
•Adds capability in fast-growing advanced surgical visualization segment; attractive-margin business serving accretive, high-growth segments

BOSTON – September 23, 2021 – GE (NYSE:GE) has entered into an agreement to acquire BK Medical, a leader in advanced surgical visualization, from Altaris Capital Partners for a cash purchase price of $1.45 billion.

BK Medical is an innovator in global intraoperative imaging and surgical navigation, used to guide clinicians during minimally invasive and robotic surgeries and to visualize deep tissue during procedures in neuro and abdominal surgery, and in ultrasound urology. BK Medical is headquartered in Boston and Copenhagen with more than 650 employees and is delivering double-digit revenue growth.

GE Healthcare President and CEO Kieran Murphy said, “Ultrasound today forms an integral part of many care pathways, and BK Medical is a strategic and highly complementary addition to our growing and profitable Ultrasound business. This transaction helps GE Healthcare continue to expand beyond diagnostics into surgical and therapeutic interventions, simplifying decision-making for clinicians and equipping them with greater insights to deliver faster, more personalized care for their patients—representing another step toward delivering precision health.”

BK Medical President and CEO Brooks West said, “We are immensely proud of the organization and of the life-changing technology that we have built at BK Medical, and look forward to our future as part of the GE Healthcare family. Combining our expertise in intraoperative imaging and surgical navigation with GE Healthcare’s many strengths and global presence will accelerate our mission to change the standard of care in surgical interventions. Our mission to help surgeons make critical decisions using active imaging aligns well with GE Healthcare’s mission to help physicians make more informed decisions and improve patient outcomes, and we are eager to begin this new chapter.”

GE Healthcare Ultrasound President and CEO Roland Rott said, “Adding the fast-growing and relatively new field of real-time surgical visualization to GE’s pre- and post-operative Ultrasound capabilities will create an end-to-end offering through the full continuum of care—from diagnosis through therapy and beyond. GE Healthcare and BK Medical share a passion for clinical innovation, and I’m excited to welcome BK Medical to our team.”

This transaction is expected to create value by further strengthening BK Medical, including through significant synergies with the benefit of GE’s technology and commercial scale. This transaction enables BK Medical’s Active Imaging platform to reach new customers and new markets around the world, and the combination of GE Healthcare’s diagnostic imaging technology with BK’s ability to enable decision-making and surgical visualization in intervention will allow better decision-making throughout the care continuum. GE Healthcare expects BK Medical to deliver rapid revenue growth as well as margin expansion and free cash flow growth. GE Healthcare also expects high-single-digit return on invested capital by year five.

The parties expect the transaction to close in 2022, subject to review by the relevant regulatory authorities.

Evercore acted as exclusive financial advisor to GE on the transaction. Gibson, Dunn and Crutcher acted as legal advisor to GE. J.P. Morgan Securities LLC served as lead financial advisor, Morgan Stanley & Co. LLC served as financial advisor, and Latham Watkins LLP and Schiff Hardin LLP acted as legal advisor to BK Medical.

Forward-looking statements
This document contains “forward-looking statements”—that is, statements related to future, not past, events. These forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "see," "will," "would," "estimate," "forecast," "target," "preliminary," or "range." Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) that one or more closing conditions to the transaction, including certain regulatory approvals, may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the proposed transaction, may require conditions, limitations or restrictions in connection with such approvals; (2) the risk that the proposed transaction may not be completed in the expected time frame, or at all; (3) uncertainty of the expected financial performance of GE Healthcare or BK Medical following completion of the proposed transaction, or failure to realize the anticipated benefits of the proposed transaction; and (4) other risk factors as detailed from time to time in GE’s reports filed with the SEC, including GE’s annual report on Forms 10-K, periodic quarterly reports on Form 10-Q, periodic current reports on Form 8-K and other documents filed with the SEC. The foregoing list of important factors is not exclusive.

About GE
GE (NYSE:GE) rises to the challenge of building a world that works. For more than 125 years, GE has invented the future of industry, and today the company’s dedicated team, leading technology, and global reach and capabilities help the world work more efficiently, reliably, and safely. GE’s people are diverse and dedicated, operating with the highest level of integrity and focus to fulfill GE’s mission and deliver for its customers. www.ge.com

About GE Healthcare:
GE Healthcare is the $17 billion* healthcare business of GE (NYSE: GE). As a leading global medical technology, pharmaceutical diagnostics and digital solutions innovator, GE Healthcare enables clinicians to make faster, more informed decisions through intelligent devices, data analytics, applications and services, supported by its Edison intelligence platform. With over 100 years of healthcare industry experience and around 47,000 employees globally, the company operates at the center of an ecosystem working toward precision health, digitizing healthcare, helping drive productivity and improve outcomes for patients, providers, health systems and researchers around the world.

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*Excluding BioPharma.

About BK Medical
BK Medical is a global intraoperative imaging and surgical navigation company with headquarters in Boston and Copenhagen and more than 650 employees worldwide. Through the advanced ultrasound technology and sophisticated software algorithms of its active imaging platform, BK Medical enables surgeons to make real-time, data-based decisions during surgical procedures, resulting in better clinical outcomes and reduced costs for patients, physicians, and the healthcare system. With 40 years of expertise in advanced ultrasound technology, the company has a global installed base of more than 14,000 ultrasound platforms. BK Medical technology is highly proprietary and protected with more than 136 patent families. For more information, please visit www.bkmedical.com.

About Altaris
Altaris is an investment firm focused exclusively on the healthcare industry. Altaris seeks to invest in companies that deliver value to the healthcare system and improve patient outcomes by providing innovative products and services. Since inception in 2003, Altaris has invested in more than 40 companies across its five main investment funds. Altaris has $5.9 billion of equity capital under active management and is headquartered in New York, NY. For more information, please visit www.altariscap.com.

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